EXHIBIT 23.1
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated February 21, 2002, included in this Form 10-K for the year ended December 31, 2001, into the Company's previously filed Registration Statements File Nos. 333-56842, 333-53326, 333-53874, 333-03534, 333-11705, 333-12637,
333-22249, 333-56842, 333-56714, 333-37492, and 333-53320. It should be noted
that we have not audited any financial statements of the company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.




/s/  Arthur Andersen LLP
New Orleans, Louisiana
April 1, 2002